UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under ss. 240.14a-12

                               HUGHES SUPPLY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          Common stock, par value $1.00 per share, of Hughes Supply, Inc.

     2)   Aggregate number of securities to which transaction applies:

          69,551,994 shares of Hughes Supply common stock, which consists of (i) 66,926,313 shares of Hughes Supply common stock issued and outstanding as of January 24, 2006 and (ii) 2,625,681 shares of Hughes Supply common stock underlying outstanding options as of January 24, 2006 with an exercise price below $46.50 per share.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          The filing fee was determined by multiplying 0.000107 by the underlying value of the transaction of $3,186,669,152, which has been calculated as the sum of (a) the product of (i) the 66,926,313 shares of Hughes Supply common stock issued and outstanding as January 24, 2006 that are being converted into the right to receive cash in the merger and (ii) the cash merger consideration of $46.50 per share, plus (b) the product of (i) the 2,625,681 shares of Hughes Supply common stock underlying outstanding options as of January 24, 2006 with an exercise price below $46.50 per share and (ii) the difference between $46.50 per share and the weighted average exercise price of such options of $18.09 per share.

     4)   Proposed maximum aggregate value of transaction: $3,186,669,152

     5)   Total fee paid: $340,974

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.:_________________________

     3)   Filing Party:_________________________________________________________

     4)   Date Filed:___________________________________________________________